THE LION ELECTRIC COMPANY TO ACQUIRE COMMON SHARES OF LION ELECTRIC COMPANY (INCORPORATED PURSUANT TO THE LAWS OF THE PROVINCE OF QUEBEC) EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER Countersigned and Registered American Stock Transfer & Trust Company LLC Transfer Agent By ______________________________________ Transfer Agent and Registrar Authorized Officer CUSIP 536221 11 2 NUMBER WARRANT (the "Warrant Holder") is the registered holder of the number of common share purchase warrants (the "warrants") of The Lion Electric Company (the "Corporation") specified above, and is entitled, on exercise of these warrants upon and subject to the terms and conditions set forth herein and in the Warrant Agreement, to purchase at any time before 5:00 p.m. (EST) (the "Expiry Time) on * (the "Expiry Date") one fully paid and non-assessable common share without par value in the capital of the Corporation as constituted on the date hereof (a "Common Share") for each warrant at the Exercise Price (as defined herein) subject to adjustment in accordance with the terms of the Warrant Agreement. The right to purchase Common shares may only be exercised by the warrantholder within the time set forth above by: (a) duly completing and executing the exercise form (the "Exercise Form") attached hereto; and (b) surrendering this warrant cerfificate (the "Warrant Certificate") within the exercise form to the Warrant Agent at the principal office of the Warrant Agent in the City of Brooklyn, NY, together with a certified cheque, bank draft, or money order in the lawful money of U.S. Dollars payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for. The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above. Subject to adjustment thereof in the events and in the manner set forth in the Warrant Agreement hereinafter referred to, the exercise price payable for each Common Share upon the exercise of Warrants shall be $11.50 per Common Share (the "Exercise Price"). Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased. No fractional Common Shares will be issued upon exercise of any Warrant. This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant agreement (which agreement together with all other instruments supplemental or ancillary thereto is herein referred to as the "Warrant Agreement") dated as of August 7, 2020 between the Corporation and Northern Genesis Acquisition Corp. and Continental Stock Transfer & Trust Company, as Warrant Agent, as assigned to the Corporation pursuant to the assignment and assumption agreement dated as of May 6, 2021 between Northern Genesis Acquisition Corp., the Corporation, Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company to which the Warrant Agreement reference is hereby made for particulars of the rights of the holders of Warrants. the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Agreement were herein set forth, to all of which the holder, by acceptance hereof, assents. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Agreement. Capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Warrant Agreement. On presentation at the principal office of the Warrant Agent as et out above, subject to the provisions of the Warrant Agreement and in compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the holder thereof to purchase in the aggregate an equal number of Corrrnon Shares as are purchasable under the Warrant Certificate(s} so exchanged. The Warrant Agreement contains provisions for the adjustment of the Exercise Price payable for each Common Share issuable upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein. The Warrant Agreement also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Agreement and instruments in writing signed by holders of Warrants entitled to purchase a specific majority of the Corrmon Shares that can be purchased pursuant to such Warrants. Nothing contained in this Warrant Certificate, the Warrant Agreement or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Agreement expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Agreement, the terms and conditions of the Warrant Agreement shall govern. Warrants may only be transferred in compliance with the conditions of the Warrant Agreement on the register to be kept by the Warrant Agent in the City of Brooklyn, NY, or such other registrar as the Corporation. with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Agreement and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof. This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Agreement. The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux presentes declarent qu'elles ont exige que la presente convention, de meme que tous les documents s'y rapportant, soient rediges en anglais. 1 ISIN CA5362211120 IN WITNESS WHEREOF the corporation has caused this Warrant Certificate to be duly executed as of Incorporated under the laws of Quebec SPE IMEN

THE LION ELECTRIC COMPANY

AMERICAN STOCK TRANSFER, INC.

TRANSFER FEE: AS REQUIRED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors

Act ______________________________
(State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

FOR VALUE RECEIVED, ______________________________ hereby sell, assign and transfer unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________________ Shares
of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

______________________________ Attorney to transfer
the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: ____________ 20 ______,

Signature(s) Guaranteed:

Signature: X______________________________

Signature: X______________________________

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.